                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 12, 2002

                            UNITED TRUST GROUP, INC.
             (Exact Name of Registrant as specified in its charter)

        ILLINOIS                      0-16867                      37-1172848
(State or other Juris-              (Commission                 (I.R.S. Employer
diction of incorporation           File Number)              identification No.)

                             5250 SOUTH SIXTH STREET
                                  P.O. BOX 5147
                              SPRINGFIELD, IL 62705

          (Address of principal executive offices, including zip code)

        Registrant’s telephone number, including area code (217)-241-6300

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events and Regulation FD Disclosure

United Trust Group, Inc. issued a press release on June 12, 2002 announcing that the merger of First  Commonwealth  Corporation with and into United Trust Group,
Inc.  became  effective  on  June  12,  2002.  For  information  regarding  this transaction,  reference is made to the press release dated June 12, 2002,  which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

     99.1 Press Release dated June 12, 2002.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                            UNITED TRUST GROUP, INC.
                                  (Registrant)

                                                By:  /s/ Randall L. Attkisson
                                                     Randall L. Attkisson
                                                     President , Chief Operating
                                                       Officer and Director

                                                By:  /s/ Theodore C. Miller
                                                     Theodore C. Miller
                                                     Senior Vice President and
                                                       Chief Financial Officer

Date:  June 12, 2002

                                  EXHIBIT INDEX

No.      Exhibit

99.1     June 12, 2002 Press Release.

Exhibit 99.1

         Press Release of United Trust Group, Inc.

FOR IMMEDIATE RELEASE
June 12, 2002

FOR MORE INFORMATION CONTACT
Theodore C. Miller
(217) 241-6300

SPRINGFIELD,  ILLINOIS -- United Trust Group, Inc. (OTCBB symbol UTGI) announced today the consummation of the merger of First Commonwealth  Corporation  ("FCC")
with and into United Trust  Group,  with United  Trust Group  continuing  as the surviving entity in the merger. The merger became effective June 12, 2002.

In  the  merger,  United  Trust  Group  acquired  the  remaining  common  shares
(approximately  19%) of FCC that  United  Trust  Group  did not own prior to the effective time of the merger.  Under the terms of the merger  agreement,  United
Trust Group will pay $250 in cash for each share of FCC common stock not held by
United Trust Group at the effective time of the merger.